                                                                   Exhibit 10(d)

                               EIGHTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


         EIGHTH AMENDMENT dated as of November 12, 2002 (this "AMENDMENT") to the LOAN AND SECURITY AGREEMENT dated as of July 17, 2001, as amended by the First Amendment dated as of November 15, 2001, the Second Amendment dated as of February 14, 2002, the Third Amendment dated as of May 13, 2002, the Fourth Amendment dated as of July 9, 2002, the Fifth Amendment dated as of July 31, 2002, the Sixth Amendment, dated as of September 10, 2002, and the Seventh Amendment, dated as of September 30, 2002 (the "LOAN AGREEMENT"), between and among, on the one hand, the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("AGENT"), and, on the other hand, FRONTSTEP, INC., an Ohio corporation ("PARENT"), and each of the Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "BORROWER", and individually and collectively, jointly and severally, as "BORROWERS").

         WHEREAS, the Borrowers have advised the Agent that they are developing a strategic business plan and evaluating business options, including the possibility of merging with a third party or seeking additional capital, and have requested the Agent to amend the Loan Agreement to provide for, among other things, accommodations related to such strategic business options as well as to modify the financial covenants set forth therein, and the Agent, on behalf of the Lenders, has agreed to such request.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. CAPITALIZED TERMS. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

         2. DEFINITIONS IN THE LOAN AGREEMENT. Section 1.1 of the Loan Agreement is hereby amended as follows:

         (a) A definition of the term "Contingency Plan" is hereby inserted, in appropriate alphabetical order, to read as follows:

            "'CONTINGENCY PLAN' has the meaning set forth in SECTION 6.19."

         (b) A definition of the term "Target Date" is hereby inserted, in appropriate alphabetical order, to read as follows:

            "'TARGET DATE' has the meaning set forth in SECTION 6.20."

         (c) A definition of the term "Transaction Agreement" is hereby inserted, in appropriate alphabetical order, to read as follows:

            "'TRANSACTION AGREEMENT' has the meaning set forth in SECTION 6.20."

         (d) The definition of the term "Accounts Reserve" is hereby deleted in its entirety.

         (e) The definition of the term "Base Rate Margin" is hereby amended in its entirety to read as follows:

            "BASE RATE MARGIN' means 2 percentage points."

         (f) The definition of the term "LIBOR Rate Margin" is hereby amended in its entirety to read as follows:

            "'LIBOR RATE MARGIN' means 4 percentage points."

         (g) The definition of the term "Maximum Revolver Amount" is hereby amended in its entirety to read as follows:

            "'MAXIMUM REVOLVER AMOUNT' means $1,500,000."

         (h) The definition of the term "Commitment" is hereby amended in its entirety to read as follows:

            "'COMMITMENT' means, with respect to each Lender, its Revolver Commitment, its Term Loan A Commitment, its Term Loan B Commitment, its Term Loan C Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan A Commitments, their Term Loan B Commitments, their Term Loan C Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1."

         (i) A definition of the term "Eighth Amendment Effective Date" is hereby inserted, in appropriate alphabetical order, to read as follows:

            "'EIGHTH AMENDMENT EFFECTIVE DATE' means the date on which all of the conditions precedent to the effectiveness of Eighth Amendment to Loan Agreement dated as of November __, 2002, by and among the Borrowers, the Agent and the Lenders have been fulfilled or waived."

            (j) The definition of the term "Pro Rata Share" is hereby amended by
(i) re-designating clause (e) as clause (f) and (ii) inserting new clause (e) therein to read as follows:

                "(e) with respect to a Lender's obligation to make the Term Loan C and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan C Commitment, by (ii) the aggregate amount of all Lenders' Term Loan C Commitments, and"

            (k) The definition of the term "Term Loan" is hereby amended in its entirety to read as follows:

                "TERM LOAN' means, collectively, the Term Loan A, the Term Loan B and the Term Loan C."

            (l) A definition of the term "Term Loan C" is hereby inserted, in appropriate alphabetical order, to read as follows:

                "'TERM LOAN C' has the meaning set forth in SECTION 2.2(c)."

            (m) A definition of the term "Term Loan C Amount" is hereby inserted, in appropriate alphabetical order, to read as follows:

                "'TERM LOAN C AMOUNT' means, as of the date of determination, the outstanding principal amount of the Term Loan C."

            (n) A definition of the term "Term Loan C Commitment" is hereby inserted, in appropriate alphabetical order, to read as follows:

                "'TERM LOAN C COMMITMENT' means, with respect to each   Lender,
          its Term Loan C Commitment, and, with respect to all Lenders, their Term Loan C Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1."

            3. REVOLVER ADVANCES. Section 2.1(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

                "(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (A) the Maximum Revolver Amount LESS the Letter of Credit Usage, or (B) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                        (x) the lesser of (i) 85% of the amount of Eligible
            Non-Maintenance Accounts, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to 33% of Borrowers' Domestic Collections with respect to Accounts for the immediately preceding 90 day period, minus,

                        (y) the Softech Reserve, minus

                        (z) the aggregate amount of reserves, if any,
            established by Agent under SECTION 2.1(b)."

            4. DEFERRAL OF CERTAIN PAYMENTS. (a) Section 2.2(a)(ii) of the Loan Agreement is hereby amended in its entirety to read as follows:

                "(ii) The Term Loan A shall be repaid in consecutive monthly installments each in a principal amount equal to 1/36th of the Term Loan A Amount, plus accrued interest on the amount of principal so repaid, on the first day of each month, commencing on August 1, 2002, except that (A) the amortization payment in respect of the Term Loan A due on November 1, 2002 shall be deferred until the date of termination of this Agreement so long as no Event of Default has occurred and is continuing on November 1, 2002, and (B) if Parent has delivered to Agent a fully executed Transaction Agreement to Agent in accordance with SECTION 6.20(b) and Parent and Agent have established the benchmarks referenced in SECTION 6.20(b), the amortization payment in respect of the Term Loan A due on December 1, 2002 shall be deferred until the date of termination of this Agreement so long as no Event of Default has occurred and is continuing on December 1, 2002. Borrowers may, at any time, prepay all or a portion of the Term Loan A without penalty or premium. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan A shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan A shall constitute Obligations."

            (b) The second sentence of Section 2.2(b)(i) of the Loan Agreement is hereby amended in its entirety to read as follows:

                "The Term Loan B shall be repaid on the first day of each month, commencing on August 1, 2002, in equal monthly installments of $75,000, except that (A) the amortization payment in respect of the Term Loan B due on November 1, 2002 shall be deferred until the date of termination of this Agreement so long as no Event of Default has occurred and is continuing on November 1, 2002, and (B) if Parent has delivered to Agent a fully executed Transaction Agreement to Agent in accordance with SECTION 6.20(b) and Parent and Agent have established the benchmarks referenced in SECTION 6.20(b), the amortization payment in respect of the Term Loan B due on December 1, 2002 shall be deferred until the date of termination of this Agreement so long as no Event of Default has occurred and is continuing on December 1, 2002."

            (c) Section 3(c) of the Seventh Amendment, dated as of September 30, 2002, to the Loan Agreement is hereby deleted.

         5. TERM LOAN C. A new subsection (c) is hereby inserted in Section 2.2 of the Loan Agreement to read as follows:

                        "(c) (i) Subject to the terms and conditions of this
            Agreement, on the Eighth Amendment Effective Date each Lender with a Term Loan C Commitment agrees (severally, not jointly or jointly and severally) to make a term loan (collectively, the "Term Loan C") to Borrowers in an amount equal to such Lender's Pro Rata Share of $650,000. The Term Loan C shall be repaid on the first day of each month, commencing on November 1, 2002, in equal monthly installments of $25,000.

                        (ii) Borrowers may, at any time, prepay all or a portion
            of the Term Loan C without penalty or premium. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan C shall be due and payable upon the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan C shall constitute Obligations."

         6. INTEREST RATES. Section 2.6(a)(iii) of the Loan Agreement is hereby amended in its entirety to read as follows:

            "(iii) the Term Loan B Amount and the Term Loan C Amount shall not bear interest on the amount thereof outstanding."

         7. CONTINGENCY PLAN; TRANSACTION AGREEMENT. New Sections 6.19 and 6.20 are hereby inserted in the Loan Agreement immediately following Section 6.18 thereof to read as follows:

                        "6.19 CONTINGENCY PLAN. Parent shall provide to Agent
            more detailed information regarding the current strategic and business plans and objectives of Parent and its Subsidiaries and shall permit Agent to participate in the evaluation of such plans and objectives. In that regard, prior to November 13, 2002, Parent will furnish to Agent a detailed budget, prepared in consultation with and in form and substance acceptable to Agent, reflecting a plan to restructure the business operations of Parent and its Subsidiaries to a level at which the revenues, at existing levels (excluding the effects from any projected increases), will provide sufficient cash flow to support the business operations of Parent and its Subsidiaries, including their debt service obligations under the Loan Agreement (the "CONTINGENCY PLAN").

                        6.20 TRANSACTION AGREEMENT; ALTERNATE OPTIONS.

                        (a) Unless prior to November 13, 2002 (the "TARGET
            DATE") Parent delivers to Agent a copy of a fully executed agreement (a "TRANSACTION AGREEMENT") between Parent and a bona fide purchaser with the financial means to acquire Parent (as reasonably determined by Agent) that provides for the acquisition of Parent by such purchaser and requires such purchaser and Agent to execute an agreement satisfactory to Agent with respect to the repayment of the Obligations, then:

                        (i) no later than the Target Date, Parent shall engage
            an investment banking firm, acceptable to Agent in its sole and absolute discretion, to assist Parent in reviewing and evaluating the strategic and business options available to Parent and its Subsidiaries and in developing both a short and long-term strategic business plan, which may include, without limitation, the sale of the Parent and its Subsidiaries, the seeking of additional capital, a business combination with a third party, a financial restructuring or any other strategy recommended by the investment banking firm and reasonably acceptable to Parent as evidenced by the approval of a majority of Parent's Board of Directors in a meeting properly called for approval of such a recommendation. Agent acknowledges that Parent (A) has already hired Updata Capital, Inc., an investment banking firm, pursuant to an agreement dated February 25, 2002, to conduct such a review and (B) has already hired William Blair & Company, pursuant to an agreement dated February 15, 2002, to provide, among other things, a fairness opinion on any transaction proposed by the Parent for approval by its shareholders. Agent agrees that it will in good faith consider accepting the continued use of the firms referenced in clauses (A) and (B) above. If Agent does not, on or before the Target Date, consent in writing to Parent's continue use of the firms referenced in clauses (A) and (B) above and if Parent fails to engage an investment banking firm, acceptable to Agent in its sole and absolute discretion, within ten
            (10) days following the Target Date, the Commitments of the Lenders to make Advances and issue Letters of Credit for the account of the Borrowers shall, on the date of such determination by the Agent, terminate and, thereafter, the Agent and the Lenders may, in their sole and absolute discretion, make Advances to the Borrowers and/or issue Letters of Credit for the account of the Borrowers; and

                        (ii) no later than November 15, 2002, Parent and Agent
            shall establish certain benchmarks for (A) the completion of the review and evaluation of available strategic and business options by Parent and the investment banking firm as contemplated in clause
            (a)(i) above, (B) the selection of the course of action to be taken by Parent and its Subsidiaries as a result of such review and evaluation, and (C) the execution or implementation of the strategic plan or option so selected, PROVIDED that (1) if the course of action chosen by Parent is not acceptable to Agent in its sole and absolute discretion, (2) if Parent and Agent fail to agree, by November 15, 2002, on the aforementioned benchmarks or (3) if, following the establishment of the benchmarks referenced in clauses
            (A) and (B) above, Parent fails to comply with such benchmarks, in any one of these three cases, the Commitments of the Lenders to make Advances and issue Letters of Credit for the account of the Borrowers shall terminate and, thereafter, the Agent and the Lenders may, in their sole and absolute discretion, make Advances to the Borrowers and/or issue Letters of Credit for the account of the Borrowers. Further, if, following the establishment of the benchmarks referenced in clause (C) above, Parent fails to comply with any such benchmark, such noncompliance shall constitute an Event of Default.

                        (b) In the event that Parent delivers to Agent a copy of
            a fully executed Transaction Agreement on or before the Target Date, Parent and Agent shall establish, within five (5) Business Days of the delivery of such Transaction Agreement to Agent, certain benchmarks related to the closing of the transaction under the Transaction Agreement (including, without limitation, the deadline for submitting required regulatory filings, obtaining shareholder approval and closing such transaction), PROVIDED that if Parent and Agent fail to agree on the aforementioned benchmarks within such five (5) Business Day period, the Commitments of the Lenders to make Advances and issue Letters of Credit for the account of the Borrowers shall terminate and, thereafter, the Agent and the Lenders may, in their sole and absolute discretion, make Advances to the Borrowers and/or issue Letters of Credit for the account of the Borrowers. Further, if, following the establishment of such benchmarks, Parent fails to comply with any such benchmark, such noncompliance shall constitute an Event of Default."

            8. FINANCIAL COVENANTS. Section 7.20(a) of the Loan Agreement is hereby amended by amending clauses (i), (ii) and (iii) thereof as follows:

            (a) MINIMUM EBITDA. Clause (i) of Section 7.20(a) is hereby amended in its entirety to read as follows:

                        "(i) MINIMUM EBITDA. Fail to maintain EBITDA, measured
            on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

         -------------------------------- -------------------------------------

                APPLICABLE AMOUNT                      APPLICABLE PERIOD
         -------------------------------- -------------------------------------

                   $5,699,000                   For the 12 month period ending
                                                      September 30, 2002
         -------------------------------- -------------------------------------

                   $9,569,000                   For the 12 month period ending
                                                       December 31, 2002
         -------------------------------- -------------------------------------

                   $11,327,000                  For the 12 month period ending
                                                       March 31, 2003
         -------------------------------- -------------------------------------

                   $11,852,000                  For the 12 month period ending
                                                         June 30, 2003
         -------------------------------- -------------------------------------

         Borrowers' EBITDA for the 12 month period ending each quarter after June 30, 2003 shall be determined based upon Borrowers' projected EBITDA for such period as set forth in the Projections delivered to Agent in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Agent; provided, that if Agent and Borrowers cannot agree on the EBITDA covenant number based upon Borrowers' projected EBITDA, for purposes of this Section 7.20(a)(i), Borrowers' EBITDA for such 12 month period shall be determined by Agent in its Permitted Discretion and shall not be less than $11,852,000."




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

            (b) TANGIBLE NET WORTH. Clause (ii) of Section 7.20(a) is hereby amended in its entirety to read as follows:

                        "(ii) TANGIBLE NET WORTH. Fail to maintain Tangible Net
            Worth of at least the required amount set forth in the following table as of the applicable date set forth opposite thereto:

         --------------------------------- ------------------------------------

                APPLICABLE AMOUNT                     APPLICABLE DATE
         --------------------------------- ------------------------------------

                   $1,527,000                       September 30, 2002
         --------------------------------- ------------------------------------

                   $1,958,000                        December 31, 2002
         --------------------------------- ------------------------------------

                   $2,051,000                         March 31, 2003
         --------------------------------- ------------------------------------

                   $2,501,000                          June 30, 2003
         --------------------------------- ------------------------------------

         Borrowers' Tangible Net Worth for each fiscal quarter ending after June 30, 2003 shall be determined based upon Borrowers' projected Tangible Net Worth for such period as set forth in the Projections delivered to Agent in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Agent; provided, that if Agent and Borrowers cannot agree on the Tangible Net Worth covenant number based upon Borrowers' projected Tangible Net Worth, for purposes of this
         Section 7.20(a)(ii), Borrowers' Tangible Net Worth for such fiscal quarter shall be determined by Agent in its Permitted Discretion and shall not be less than $2,501,000."

            (c) LEVERAGE RATIO. Clause (iii) of Section 7.20(a) is hereby amended in its entirety to read as follows:

                  "(iii) LEVERAGE RATIO. Permit the ratio (the "Leverage Ratio") of (i) the aggregate amount of the Indebtedness of Parent and its Subsidiaries divided by (ii) EBITDA, for the applicable period set forth below to be more than the applicable ratio set forth below:

         ---------------------------- ------------------------------------------

               LEVERAGE RATIO                        APPLICABLE PERIOD
         ---------------------------- ------------------------------------------

                   3.69:1                     For the 12 month period ending
                                                    September 30, 2002
         ---------------------------- ------------------------------------------

                   1.82:1                     For the 12 month period ending
                                                     December 31, 2002
         ---------------------------- ------------------------------------------

                   1.41:1                     For the 12 month period ending
                                                      March 31, 2003
         ---------------------------- ------------------------------------------

                   1.22:1                     For the 12 month period ending
                                                       June 30, 2003
         ---------------------------- ------------------------------------------




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

            Borrowers' Leverage Ratio for the 12 month period ending each quarter after June 30, 2003 shall be determined based upon Borrowers' projected Leverage Ratio for such period as set forth in the Projections delivered to Agent in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Agent; provided, that if Agent and Borrowers cannot agree on the Leverage Ratio covenant based upon Borrowers' projected Leverage Ratio, for purposes of this Section 7.20(a)(iii), Borrowers' Leverage Ratio for such 12 month period shall be determined by Agent in its Permitted Discretion and shall not be more than 1.22:1."

         9. EVENTS OF DEFAULT. Section 8 of the Loan Agreement is hereby amended as follows:

                  (a) Section 8.13 is hereby amended by deleting the word "or" at the end of such Section.

                  (b) Section 8.14 is hereby amended by deleting the period at the end thereof and inserting a semi-colon in lieu thereof.

                  (c) New Sections 8.15 and 8.16 are hereby inserted immediately following Section 8.14 to read as follows:

                           "8.15 If the Parent shall fail to comply with (i) any benchmark established by the Parent and Agent for the execution or implementation of the course of action so selected pursuant to SECTION 6.20(a)(ii)(C), or (ii) any benchmark established by the Parent and Agent related to the closing of the transaction under the Transaction Agreement pursuant to SECTION 6.20(b), PROVIDED that, for the avoidance of doubt, Agent and the Lenders hereby agree that SECTION 8.2 shall not apply to any noncompliance by Borrowers with the terms and conditions of SECTION 6.20; or

                           8.16 If the Transaction Agreement delivered to Agent pursuant to SECTION 6.20 shall at any time be terminated prior to the consummation of the transaction contemplated thereunder."

         10. LENDERS' COMMITMENT SCHEDULE. Schedule C-1 to the Loan Agreement is hereby amended in its entirety to read as set forth in Annex I to this Amendment.

         11. CONDITIONS. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "AMENDMENT EFFECTIVE DATE", provided that the amendments set forth in Section 8 of this Amendment shall be deemed effective as of September 30, 2002):

            (a) REPRESENTATIONS AND WARRANTIES; NO EVENT OF DEFAULT. The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent and the Lenders pursuant hereto on or prior to the Amendment Effective Date shall be correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date), and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms, unless any such Event of Default has previously been waived in accordance with Section 15 of the Loan Agreement.

            (b) DELIVERY OF DOCUMENTS. The Agent shall have received on or before the Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Agent and, unless indicated otherwise, dated the Amendment Effective Date:

                  (i) counterparts of this Amendment, duly executed by the Borrowers and the Agent;

                  (ii) an amendment to the Warrant, duly executed by the Parent, relating to the reduction of the warrant exercise price to $2.85 (the "WARRANT AMENDMENT"); and

                  (iii) such other agreements, instruments, approvals, opinions and other documents as the Agent may reasonably request.

            (c) FINANCIAL COVENANTS. In addition to the other conditions precedent set forth in this Section 11, the amendments to the financial covenants set forth in Section 8 of this Amendment shall be effective upon the Parent's delivery to the Agent of evidence (in the form of an affirmative statement in a Form 8-K filed by the Parent with the SEC) that the Parent has implemented the accounting change in connection with the financial reporting standard documented by Statement of Position (SOP) 97-2, Software Revenue Recognition, requiring additional deferred recognition of certain software revenue. The Agent hereby acknowledges that any Event of Default arising due to the noncompliance by the Borrowers with any financial covenant set forth in
SECTION 7.20 of the Loan Agreement, occurring in any fiscal period prior to the Amendment Effective Date as a result of the retroactive implementation of the foregoing accounting change, is hereby waived.

            (d) AMENDMENT FEE. The Borrowers shall have paid to the Agent, for the benefit of the Lenders, in immediately available funds, a fully earned and nonrefundable amendment fee equal to $650,000, the payment of which shall be effected by Agent applying the proceeds of the Term Loan C made pursuant to the Loan Agreement (as amended hereby).

            (e) PROCEEDINGS. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be reasonably satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as the Agent or such special counsel may reasonably request.

         12. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers represent and warrant as follows:

            (a) Except as previously disclosed in writing to the Agent: (i) the representations and warranties made by such Borrower herein, in the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders on or prior to the Amendment Effective Date shall be correct and accurate on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date); and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

              (b) Each of the Borrowers (i) is a corporation, duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing reasonably could be expected to have a Material Adverse Change.

              (c) The execution, delivery and performance by each Borrower of this Amendment, and the performance by each such Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Borrower's charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien or other encumbrance (other than pursuant to any Loan Documents) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

              (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or agency or other regulatory body is required in connection with the due execution, delivery and performance by such Borrower of this Amendment, or for the performance of the Loan Agreement, as amended hereby.

              (e) This Amendment, the Loan Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party is a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by equitable principles or by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

         13. WAIVER AND CONSENT. (a) If (i) a Transaction Agreement is delivered to the Agent prior to November 13, 2002 or otherwise accepted by the Agent in its sole and absolute discretion in accordance with SECTION 6.20(b) of the Loan Agreement (as amended hereby), (ii) the Parent complies with each of the benchmarks established in accordance with SECTION 6.20(b) of the Loan Agreement (as amended hereby) in respect of the transaction contemplated by such

Transaction Agreement and (iii) the Agent determines, in its reasonable credit judgment, that the Parent has sufficient liquidity to fund all of its operational needs through the estimated closing date of the transaction contemplated by such Transaction Agreement, then the Lenders hereby agree to waive any Event of Default that would arise under the financial covenants set forth in SECTION 7.20(a)(i) [Minimum EBITDA], SECTION 7.20(a)(ii) [Tangible Net Worth] and SECTION 7.20(a)(iii) [Leverage Ratio] of the Loan Agreement, in each case for the twelve month period ended December 31, 2002. The foregoing waiver of the Lenders (x) shall be effective only in this specific instance and for the specific purposes set forth herein and (y) does not allow for any other or further departure from the terms and conditions of the Loan Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect, including, without limitation, the reporting requirements set forth in
SECTION 6.3 of the Loan Agreement.

              (b) If (i) a Transaction Agreement is delivered to the Agent prior to November 13, 2002 or otherwise accepted by the Agent in its sole and absolute discretion in accordance with SECTION 6.20(b) of the Loan Agreement (as amended hereby) and (ii) the Parent complies with each of the benchmarks established in accordance with SECTION 6.20(b) of the Loan Agreement (as amended hereby) in respect of the transaction contemplated by such Transaction Agreement, the Lenders hereby agree to waive any Applicable Prepayment Premium payable by the Borrowers as a result of the prepayment of the Obligations in connection with the consummation of such transaction.

         14. CONTINUED EFFECTIVENESS OF THE LOAN AGREEMENT. (a) Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.

              (b) The Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any representation or warranty made by the Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made or if Borrowers fail to perform any covenant contained in this Amendment.

         15. COSTS AND EXPENSES. The Borrowers shall pay all reasonable out-of-pocket costs and expenses of the Lender Group (including, without limitation, the reasonable fees and charges of counsel to any member of the Lender Group) in connection with this Amendment.

         16. MISCELLANEOUS. (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

              (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

              (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York except to the extent governed by the Bankruptcy Code.

         17. THE BORROWERS, LENDERS AND THE AGENT EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE LENDER GROUP IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                [Remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                   FRONTSTEP, INC.
                                   an Ohio corporation


                                   By:  /s/ DANIEL P. BUETTIN
                                        ----------------------------------------
                                        Name:  Daniel P. Buettin
                                        Title: Vice President & Chief Financial
                                               Officer


                                   FRONTSTEP SOLUTIONS GROUP, INC.
                                   an Ohio corporation


                                   By:  /s/ DANIEL P. BUETTIN
                                        ----------------------------------------
                                        Name:  Daniel P. Buettin
                                        Title: Vice President & Chief Financial
                                               Officer


                                   FRONTSTEP CANADA, INC.
                                   an Ontario corporation


                                   By:  /s/ DANIEL P. BUETTIN
                                        ----------------------------------------
                                        Name:  Daniel P. Buettin
                                        Title: Vice President & Chief Financial
                                               Officer


                                   FOOTHILL CAPITAL CORPORATION,
                                   a California corporation, as Agent and as a Lender


                                   By:  /s/ TRENT A. SMART
                                        ----------------------------------------
                                        Name:  Trent A. Smart
                                        Title: Vice President

                                     ANNEX I
                                     -------



                                  SCHEDULE C-1
                                  ------------


                                   COMMITMENTS



================= ================= ==================== ================== ================= ===================

                                        TERM LOAN A
                      REVOLVER         SUB-FACILITY         TERM LOAN B       TERM LOAN C
        LENDER       COMMITMENT         COMMITMENT*         COMMITMENT         COMMITMENT      TOTAL COMMITMENT
----------------- ----------------- -------------------- ------------------ ----------------- -------------------

Foothill Capital    $25,000,000         $15,000,000          $900,000           $650,000         $26,550,000
Corporation
----------------- ----------------- -------------------- ------------------ ----------------- -------------------

----------------- ----------------- -------------------- ------------------ ----------------- -------------------

All Lenders         $25,000,000         $15,000,000          $900,000           $650,000         $26,550,000
================= ================= ==================== ================== ================= ===================

*The Term Loan A Commitment is a sub-facility of the Revolver Commitment.





















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